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                                  EXHIBIT 99.2
                 FORM OF PROXY CARD FOR THE SPECIAL MEETING OF
                    SHAREHOLDERS OF WALTON BANK & TRUST CO.
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                            WALTON BANK & TRUST CO.
                            1302 WEST SPRING STREET
                             MONROE, GEORGIA 30655

        PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS--             , 2000

 (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF WALTON BANK & TRUST CO.)

    The undersigned shareholder of Walton Bank & Trust Co. hereby appoints
            and             and each of them, with full power of substitution,
as proxies to represent and vote, as designated below, all of the shares of common stock of Walton Bank & Trust Co., par value $5.00 per share, held of
record by the undersigned on                  , 2000, at the Special Meeting of
the Shareholders of Walton Bank & Trust Co. to be held at 1302 West Spring
Street, Monroe, Georgia, on             , 2000 at             , local time, or
at any adjournment thereof:

    (1) Proposal to approve that certain Agreement and Plan of Merger among Walton Bank & Trust Co., First Sterling Banks, Inc. and Main Street Bank pursuant to which Walton Bank & Trust Co. will be merged with and into Main Street Bank and each share of common stock of Walton Bank & Trust Co. outstanding at the time of the Merger shall be converted into the right to receive 2.752 shares(s) of stock of First Sterling as described in more detail
in the proxy statement/prospectus dated             , 2000.

                       FOR [  ] AGAINST [  ] ABSTAIN [  ]

    (2) In their discretion, to vote upon such other matters as may properly come before the Special Meeting of Shareholders, including, among other things, a motion to adjourn or postpone the Special Meeting to another time for the purpose of soliciting additional proxies or otherwise. However, no proxy with instructions to vote against the Merger Agreement will be voted in favor of any adjournment or postponement of the Special Meeting.

    THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSAL (1).

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
                                               (Print Name)

Dated:            , 2000.
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                                               (Signature(s) of Shareholder)
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Please date and sign exactly as name appears hereon. If shares are held jointly, each shareholder should sign. Agents, executors, administrators, guardians, trustees, etc., should use full title, and, if more than one, all should sign.
If the shareholder is a corporation, please sign full corporate name by an authorized officer.